Exhibit 1.1

I-Mab

[•] American Depositary Shares

Representing [•] Ordinary Shares

(Par Value US$0.0001 Per Share)

UNDERWRITING AGREEMENT

February [8], 2021

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Piper Sandler & Co.

800 Nicollet Mall, Suite 900

Minneapolis, MN 55402

Cantor Fitzgerald & Co.

499 Park Ave., 6th Floor

New York, New York 10022

As Representatives of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

Introductory. The shareholders listed in Schedule D hereto (the “Selling Shareholders”) agree, severally but not jointly, to sell to the several underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of [•] ordinary shares of I-Mab (the “Company”), in the form of [•] American Depositary Shares (the “ADSs”), each ten (10) ADSs representing twenty-three (23) ordinary shares, par value US$0.0001 per share (each, an “Ordinary Share”). The [•] ADSs to be sold by the Selling Shareholders are called the “Firm ADSs.” In addition, certain Selling Shareholders have granted to the Underwriters an option to purchase up to an additional [•] Ordinary Shares in the form of [•] ADSs in aggregate as provided in Section 2. The additional [•] ADSs to be sold by such Selling Shareholders pursuant to such option are collectively called the “Optional ADSs.” The Firm ADSs and, if and to the extent such option is exercised, the Optional ADSs are collectively called the “Offered ADSs.” The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares,” the Ordinary Shares represented by the Optional ADSs are hereinafter called the “Optional Shares,” and the Firm Shares and Optional Shares are hereinafter collectively called the “Shares.” Unless the context otherwise requires, each reference to the Firm ADSs, the Optional ADSs or the Offered ADSs herein also includes the Shares. BofA Securities, Inc., Piper Sandler & Co. and Cantor Fitzgerald & Co. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered ADSs. To the extent there are no additional underwriters listed on Schedule A hereto, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The ADSs will be evidenced by American Depositary Receipts (the “ADRs”) to be issued pursuant to a deposit agreement dated as of January 22, 2020 (the “Deposit Agreement”), among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders from time to time of the ADRs evidencing the ADSs issued thereunder. The Selling Shareholders shall, following subscription by the Underwriters of the Firm ADSs and, if applicable, the Optional ADSs, deposit, on behalf of the Underwriters, the Shares represented by such ADSs with Citibank, N.A.—Hong Kong, as custodian (the “Depositary Custodian”) for the Depositary, which shall deliver such ADSs to the Representatives for the account of the several Underwriters for subsequent delivery to the other several Underwriters or the investors, as the case may be.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3, (File No. 333-252793) with respect to the Shares underlying the Offered ADSs, which contains a form of prospectus to be used in connection with the public offering and sale of the Offered ADSs. Such registration statement, as amended at the time it became effective, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered ADSs is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (File No. 333-235557) relating to the Offered ADSs. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act is called the “F-6 Registration Statement.” The Company has also filed with the Commission a registration statement on Form 8-A (File No. 001-39173) (the “8-A Registration Statement”) to register the Ordinary Shares of the Company under Section 12 of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”).

The prospectus, in the form first used by the Underwriters to confirm sales of the Offered ADSs or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act is called the “Prospectus.” The preliminary prospectus, dated February 5, 2021, describing the Offered ADSs and the offering thereof is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus in preliminary form that describes the Offered ADSs and the offering thereof and is used prior to the filing of the Prospectus is called a “preliminary prospectus.” As used herein, “Applicable Time” is [•] p.m. (New York City time) on February [•], 2021. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, together with the free writing prospectuses, if any, identified in Schedule B hereto and the public offering price per ADS and the number of ADSs set forth on the cover page of the Prospectus. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered ADSs contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered ADSs; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered ADSs; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered ADSs, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule C attached hereto.

All references in this Underwriting Agreement (this “Agreement”) to (i) the Registration Statement, the F-6 Registration Statement, any preliminary prospectus (including the Preliminary Prospectus) or the Prospectus, or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus and any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered ADSs as contemplated by Section 3(o) of this Agreement.

The Company and the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company and the Selling Shareholders.

A. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a) Compliance with Registration Requirements; Foreign Private Issuer. The Registration Statement and the F-6 Registration Statement have each become effective under the Securities Act. The 8-A Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. No stop order suspending the effectiveness of the Registration Statement, the F-6 Registration Statement or the 8-A Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(b) Disclosure. Each of the preliminary prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act and was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered ADSs. Each of the Registration Statement and any post-effective amendment thereto, the F-6 Registration Statement and any post-effective amendment thereto and the 8-A Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the F-6 Registration Statement or any post-effective amendment thereto, the 8-A Registration Statement and any post-effective amendment thereto or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement, the F-6 Registration Statement or the 8-A Registration Statement which have not been described or filed as required.

(c) Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered ADSs pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission, retention and legending, as applicable, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus unless such information has been superseded or modified as of such time. Except for the free writing prospectuses, if any, identified in Schedule B hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Distribution of Offering Material By the Company. Prior to the latest of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered ADSs and (iii) the expiration of 25 days after the date of the Prospectus, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered ADSs other than the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives, the free writing prospectuses, if any, identified on Schedule B hereto and any Permitted Section 5(d) Communications.

(f) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(g) Authorization of the Shares and the Offered ADSs. The Shares have been validly issued and duly authorized and, when delivered against payment therefor pursuant to this Agreement, have been fully paid and nonassessable (which term means that no further sums are required to be paid by the holders thereof in respect of the issue thereof) and free of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(h) [Reserved].

(i) No Material Adverse Change. Except as otherwise disclosed or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of share capital, or any repurchase or redemption by the Company or any of its subsidiaries of any class of share capital.

(j) The Deposit Agreement; ADRs. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of the Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The issuance by the Depositary and sale of the Offered ADSs by the Selling Shareholders and the deposit of the Shares with the Depositary and the issuance of the ADRs evidencing the Shares as contemplated by this Agreement and the Deposit Agreement will not cause any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company to have any right to acquire any preferred shares of the Company. The Deposit Agreement and the ADRs conform in all material respects to each description thereof in the Time of Sale Prospectus. Each holder of ADRs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as a representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(k) Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (the “PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(l) Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Prospectus Summary,” “Summary Consolidated Financial Data,” “Capitalization,” “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m) Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company and its subsidiaries and Affiliated Entities and the Company’s Board of Directors are in compliance with the Sarbanes-Oxley Act of 2002 to the extent applicable. Except as disclosed or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed or incorporated by reference in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiencies or other material weakness in the Company’s internal control over financial reporting, as defined in Rule 13(a)-15(f) under the Exchange Act (whether or not remediated) and (ii) no other change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(o) Incorporation and Good Standing of the Company. The Company has been duly incorporated with limited liability and is validly existing under the laws of the Cayman Islands and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement. The Company and each of its subsidiaries are duly qualified as corporations under the applicable laws to transact business and is in good standing in the People’s Republic of China (the “PRC”) and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(p) Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing is applicable in such jurisdiction) and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Company’s subsidiaries is duly qualified as a corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding share capital or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid (to the extent they have become due and payable) in accordance with its respective articles of association in effect as of the date hereof and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding share capital or other equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. The constitutive or organizational documents of each of the subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(q) Capitalization and Other Share Capital Matters. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The share capital of the Company, including the Shares, and the Offered ADSs conforms in all material respects to each description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Ordinary Shares and all outstanding ADSs have been duly authorized and validly issued, are fully paid and nonassessable, will not be subject to any call for further capital and have been issued in compliance with all federal, state and local securities laws. None of the outstanding Ordinary Shares or ADSs was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The form of certificates for the Ordinary Shares conforms to the law of the Cayman Islands and to any requirements of the Company’s organizational documents. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. The ADRs evidencing the Offered ADSs are in due and proper form.

(r) Stock Exchange Listing. The Offered ADSs have been listed on the Nasdaq Global Market (the “NASDAQ”) and the Company is not aware of any notice of delisting.

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its articles of association or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby, by the Deposit Agreement and by the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Offered ADSs (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles of association or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary; (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Deposit Agreement and by the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t) Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(u) No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could be expected, individually or in the aggregate, to result in a Material Adverse Change. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

(v) Intellectual Property Rights. The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by them or that are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), and the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus as licensed to the Company or one or more of its subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as under development, infringe or otherwise violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure agreements, confidentiality agreements, invention assignment agreements and invention assignments with their employees, and no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiary in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The product candidates described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any subsidiary.

(w) All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations, licenses or permits required by state, federal or foreign regulatory agencies or bodies that are material for conducting their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”). Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(x) Title to Properties. The Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(l) above (or elsewhere in the Registration Statement, the Time of Sale Prospectus or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(y) Tax Law Compliance. The Company and its subsidiaries have filed all necessary domestic and foreign income or other material tax returns and have paid all such taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in accordance with GAAP in respect of all domestic and foreign income or other material taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. No stamp duty, documentary, issuance, capital, registration, transfer or other similar taxes or duties (“Transfer Taxes”) are payable in the Cayman Islands, the PRC or Hong Kong by or on behalf of the Underwriters in connection with (i) the delivery of the Shares by the Selling Shareholders to the Depositary Custodian in the manner contemplated by the Deposit Agreement; (ii) the issuance of the Offered ADSs (or the ADRs evidencing the Offered ADSs) by the Depositary, and the delivery of the Offered ADSs (or the ADRs evidencing the Offered ADSs) to or for the account of the Underwriters, in each case in the manner contemplated by this Agreement and the Deposit Agreement; (iii) the initial sale and delivery by the Underwriters of the Offered ADSs (or the ADRs evidencing the Offered ADSs) to purchasers thereof in the manner contemplated by this Agreement; or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(z) Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(aa) Compliance with Environmental Laws. Except as could not be expected, individually or in the aggregate, to result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bb) Company Not an “Investment Company”. The Company is not, and will not be, after giving effect to the offering and sale of the Offered ADSs, required to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Offered ADSs or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Offered ADSs, whether to facilitate the sale or resale of the Offered ADSs or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(dd) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(ee) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Offered ADSs is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s rules or NASD’s rules is true, complete and correct.

(ff) Parties to Lock Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A-1 (the “Lock-up Agreement”) from each of the persons listed on Exhibit A-2. Such Exhibit A-2 lists under an appropriate caption certain directors and shareholders of the Company.

(gg) Statistical and Market-Related Data. All statistical, demographic and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(hh) Sarbanes-Oxley Act. Except as described in the Registration Statement or the Time of Sale Prospectus, the Company and the board of directors of the Company are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, that are applicable to them as of the date of this Agreement.

(ii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(jj) Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) Sanctions. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, after due inquiry, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(nn) Valid Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the PRC and will be recognized and given effect to in any action brought before a court of competent jurisdiction in the PRC, subject to the principles and conditions described under the section titled “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 19 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 19), and has the power to designate, appoint and empower, and pursuant to Section 19, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(oo) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, United States. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 hereof.

(pp) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Cayman Islands law, New York law or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any of the Cayman Islands, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement.

(qq) Enforceability of Judgments. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in any New York or United States federal court against the Company based upon this Agreement and the Deposit Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(rr) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(ss) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(tt) Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(uu) Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including, without limitation, HIPAA (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has (A) received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and (B) any knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(vv) Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged in any Section 5(d) Written Communication or any Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(ww) Communications. The Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act other than Permitted Section 5(d) Communications with the consent of the Representatives with entities that are QIBs or IAIs and (ii) has not authorized anyone other than the Representatives to engage in such communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications; as of the Applicable Time, each Permitted Section 5(d) Communication, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Section 5(d) Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; and the Company has filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Offered ADSs.

(xx) Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the Registration Statement, the Time of Sale Prospectus or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Time of Sale Prospectuses or the Prospectus; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services, the PRC National Medical Products Administration or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(yy) Compliance with Health Care Laws. The Company and its subsidiaries are, and at all times have been, in compliance with all Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(zz) No Operation in the European Union. Neither the Company nor any of its subsidiaries has operations in the European Union.

(aaa) No Contract Terminations. Except as disclosed or incorporated by reference in the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any preliminary prospectus, the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or the F-6 Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(bbb) Dividend Restrictions. Subject to applicable laws, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ccc) Payments in Foreign Currency. Except as disclosed or incorporated by reference in the Time of Sale Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered ADSs may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and may be freely transferred out of the Cayman Islands, Hong Kong and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein.

(ddd) Depositary Letter. The Company has entered into a letter agreement with the Depositary (the “Depositary Letter”), instructing the Depositary not to accept the deposit by any shareholder (other than persons that are not subject to the lock-up restrictions in this Agreement) of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new ADRs evidencing the ADSs to any shareholder or any third party during the Lock-up Period, unless consented to by the Company.

(eee) Merger or Consolidations. Neither the Company nor any of its subsidiaries is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of any business or assets that would be material to the Company and its subsidiaries, taken as a whole, except in each case as described in the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus.

(fff) M&A Rules. The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Taxation Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and as amended by the Ministry of Commerce on June 22, 2009 (together with any official clarification, guidance, interpretation or implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes outside of the PRC and controlled directly or indirectly by PRC companies or residents, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice. The issuance and sale of the ADSs and the Ordinary Shares represented thereby, the listing and trading of the ADSs on the NASDAQ and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not, and will not be at the First Closing Date or any Option Closing Date, adversely affected by the M&A Rules.

(ggg) PRC Overseas Investment and Listing Regulations. To the extent applicable, each of the Company and its subsidiaries has taken, or is in the process of taking, reasonable steps to comply with, and to use all commercially reasonable efforts to ensure compliance by each of its shareholders that is, or is directly or indirectly owned or controlled by, a PRC entity with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC entities (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each of its shareholders that is, or is directly or indirectly owned or controlled by, a PRC entity to complete relevant registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(hhh) SAFE Rules and Regulations. Each subsidiary of the Company established in the PRC, if applicable, has completed all relevant registration and other procedures required under applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”). To the Company’s knowledge, each registered shareholder of the Company who is a PRC citizen or resident has completed relevant registration and other procedures required under applicable SAFE Rules and Regulations for his/her ownership interest in the Company.

(iii) Legality. Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into or produced before a court of the Cayman Islands.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered ADSs shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B. Each of the Selling Shareholders, severally but not jointly, hereby represents, warrants and covenants as to itself to the several Underwriters, as of the date of this Agreement, as of the First Closing Date and solely with respect to those Selling Shareholders who sell Optional ADSs to the several Underwriters under Section 2(c), as of the Option Closing Date, if any, as follows:

(a) Good Standing of the Selling Shareholders. Any such Selling Shareholder that is a corporation or limited partnership has been duly organized and is validly existing in its jurisdiction of formation.

(b) Title to Shares. Each of the Selling Shareholders has and on the First Closing Date and each Option Closing Date, if applicable to certain Selling Shareholder, will have valid and unencumbered title to the Ordinary Shares underlying the Shares to be delivered by such Selling Shareholder on the First Closing Date and each Option Closing Date (if applicable to certain Selling Shareholders) and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares and the Ordinary Shares represented thereby to be delivered by such Selling Shareholder on such First Closing Date and each Option Closing Date (if applicable to certain Selling Shareholders) hereunder; the Offered ADSs have been duly authorized for issuance and sale pursuant to this Agreement and, when issued by the Depositary and delivered by the Selling Shareholders against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered ADSs are not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered ADSs.

(c) Ordinary Shares Freely Depositable. The Ordinary Shares represented by the Shares to be sold by each of the Selling Shareholders may be freely deposited by such Selling Shareholders with the Depositary or its nominee against issuance of ADRs evidencing the Offered ADSs, as contemplated by the Deposit Agreement. Upon the sale and delivery to the Underwriters of the Offered ADSs, and payment therefor, the Underwriters will acquire good, marketable and valid title to such Offered ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

(d) Disclosure Made by the Selling Shareholders in the Prospectus. All information furnished to the Company or any Underwriters by or on behalf of each Selling Shareholders in writing expressly for use in the Time of Sale Prospectus is, and on the First Closing Date and each Option Closing Date (if applicable to certain Selling Shareholders) will be, true and correct in all material respects, and did not, as of the Applicable Time, and on the First Closing Date and each Option Closing Date (if applicable to certain Selling Shareholders) will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that the only such information consists of the information with respect to such Selling Shareholder under the caption “Principal and Selling Shareholders” in the Time of Sale Prospectus (such information, the “Selling Shareholder Information”).

(e) No Preemptive Rights. The Selling Shareholders do not have, or have waived prior to the date hereof, any preemptive rights, rights of first refusal or other similar right to subscribe for or purchase any of the Shares that are to be sold by the Selling Shareholders to the Underwriters pursuant to this Agreement; and such Selling Shareholders do not own any warrants, options or similar rights to acquire, and do not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the Time of Sale Prospectus.

(f) No Undisclosed Material Information. The sale of the Shares by the Selling Shareholders pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Company’s subsidiaries that is not set forth the Time of Sale Prospectus.

(g) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Shareholders and constitutes valid and legally binding obligations of each such Selling Shareholders.

(h) Custody Agreement. The custody agreement signed by such Selling Shareholder and the Company, as custodian (the “Custodian”), relating to the deposit of the Shares represented by the ADSs to be sold by such Selling Shareholder (the “Custody Agreement”) has been duly authorized, executed and delivered by such Selling Shareholder and assuming due authorization, execution and delivery by the Custodian, constitutes a valid and legally binding obligation of such Selling Shareholder enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.

(i) Power-of-Attorney. The power of attorney (“Power of Attorney”), appointing the individual named therein as such Selling Shareholder’s attorney-in-fact, excluding Tasly International BioInv One Limited, (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Custody Agreement, constitutes a valid instrument granting the Attorney-in-Fact, the power and authority stated therein, and permits the Attorney-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(j) Absence of Defaults and Conflicts Resulting from Transaction. Each of the Selling Shareholders’ execution, delivery and performance of this Agreement, the Custody Agreement, the Power of Attorney (if applicable) and consummation of the transactions contemplated hereby, by the Deposit Agreement and by the Registration Statement, the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Offered ADSs (i) have been duly authorized by all necessary corporate action, if applicable, and will not result in any violation of the provisions of the articles of association or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of such Selling Shareholder; (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to such Selling Shareholder. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such Selling Shareholder.

(k) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for each of the Selling Shareholders’ execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Custody Agreement, by the Deposit Agreement and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Selling Shareholders and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA.

(l) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Selling Shareholders in connection with the offering of the Offered ADSs is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s rules is true, complete and correct. The Selling Shareholders have no affiliations or associations with any member of FINRA.

(m) Anti-Corruption and Anti-Bribery Laws. Neither such Selling Shareholder nor any of its subsidiaries nor any director, officer, or employee of such Selling Shareholder or any of its subsidiaries, nor to the knowledge of such Selling Shareholder, any agent, affiliate or other person acting on behalf of such Selling Shareholder or any of its subsidiaries has, in the course of its actions for, or on behalf of, such Selling Shareholder or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the FCPA, the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Such Selling Shareholder and its subsidiaries and, to the knowledge of such Selling Shareholder, such Selling Shareholder’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(n) Money Laundering Laws. The operations of such Selling Shareholder and its subsidiaries are, and have been conducted at all times, in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of such Selling Shareholder, threatened.

(o) Sanctions. Neither such Selling Shareholder nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of such Selling Shareholder, after due inquiry, any agent, affiliate or other person acting on behalf of such Selling Shareholder or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is such Selling Shareholder or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria. For the past five years, such Selling Shareholder and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. Such Selling Shareholder and its subsidiaries will not, directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions.

(p) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Selling Shareholders or any Underwriters any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(q) No Price Stabilization or Manipulation; Compliance with Regulation M. None of the Selling Shareholders has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Offered ADSs or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Offered ADSs, whether to facilitate the sale or resale of the Offered ADSs or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(r) Communications. Each of the Selling Shareholders has not engaged in any communications with potential investors in reliance on Section 5(d) of the Securities Act.

(s) Tax Law Compliance. As to each Selling Shareholder’s own jurisdiction, no stamp duty, documentary, issuance, capital, registration, transfer or other similar taxes or duties are payable in the British Virgin Islands, Korea, the PRC, Hong Kong or the Grand Duchy of Luxembourg by or on behalf of the Underwriters in connection with (i) the delivery of the Shares by the Selling Shareholders to the Depositary Custodian in the manner contemplated by the Deposit Agreement; (ii) the issuance of the Offered ADSs (or the ADRs evidencing the Offered ADSs) by the Depositary, and the delivery of the Offered ADSs (or the ADRs evidencing the Offered ADSs) to or for the account of the Underwriters, in each case in the manner contemplated by this Agreement and the Deposit Agreement; (iii) the initial sale and delivery by the Underwriters of the Offered ADSs (or the ADRs evidencing the Offered ADSs) to purchasers thereof in the manner contemplated by this Agreement; or (iv) the execution and delivery of this Agreement, the Custody Agreement or the Deposit Agreement, except that (a) PRC stamp duty may be payable in the event that this Agreement, the Custody Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the PRC and the PRC enterprise income tax may be payable by the Selling Shareholders, where applicable, as a result of the execution and performance of this Agreement, and (b) Luxembourg stamp duty may be due in case of voluntary registration of any document with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg, or in case a document is appended to another document that requires mandatory registration in Luxembourg.

(t) No Other Marketing Materials. The Selling Shareholders have not distributed and will not distribute, prior to the latest of (i) the First Closing Date, (ii) each Option Closing Date (if applicable to certain Selling Shareholders) and (iii) the completion of the Underwriters’ distribution of the Shares, any Marketing Materials in connection with the offering and sale of the Shares by the Selling Shareholders, including any free writing prospectus.

(u) Valid Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the PRC and will be recognized and given effect to in any action brought before a court of competent jurisdiction in the PRC, subject to the principles and conditions described under the section titled “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus. Each Selling Shareholder has the power to submit, and pursuant to Section 19 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 19), and has the power to designate, appoint and empower, and pursuant to Section 19, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(v) Submission to Jurisdiction. Each of the Selling Shareholders has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court, and has the power to designate, appoint and authorize, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 hereof.

(w) No Rights of Immunity. As to each Selling Shareholder’s own jurisdiction, none of the Selling Shareholders nor any of its respective properties, assets or revenues has any right of immunity under the laws of British Virgin Islands, Korea, the PRC, Hong Kong, New York, the United States or the Grand Duchy of Luxembourg, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any of the British Virgin Islands, Korea, the PRC, Hong Kong, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. As to each Selling Shareholder’s own jurisdiction, to the extent that any of the Selling Shareholders or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Selling Shareholders waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement.

(x) Enforceability of Judgments. As to each Selling Shareholder’s own jurisdiction, the courts of the British Virgin Islands, Korea, the PRC, Hong Kong and the Grand Duchy of Luxembourg would recognize as a valid judgment, a final and conclusive judgment in personam obtained in any New York or United States federal court against each of the Selling Shareholders based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the British Virgin Islands, the PRC, Hong Kong, New York or the United States, if any; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands, Korea, the PRC, Hong Kong, New York or the United States or the Grand Duchy of Luxembourg; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands, Korea, the PRC, Hong Kong, New York or the United States; (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands, Korea, the PRC, Hong Kong, New York and the United States, (g) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (h) an action between the same parties in the same matter is not pending in any such court at the time the lawsuit is instituted in a foreign court, or (i) solely with respect to the courts of the PRC, any application or request for recognition and execution of such judgement is subject to international and/or bilateral treaties concluded or acceded by the PRC, compliance with relevant civil procedural requirements in the PRC and the application of the principle of reciprocity by such courts.

(y) Any certificate signed by any officer of any of the Attorney-in-Fact or such Selling Shareholders and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered ADSs shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

For the avoidance of any doubt, each Selling Shareholder only represents, warrants and covenants, with respect to the jurisdiction where it is incorporated or formed, to the several Underwriters under Sections 1(B)(s), 1(B)(w) and 1(B)(x).

Section 2. Purchase, Sale and Delivery of the Offered ADSs.

(a) The Firm ADSs. Upon the terms herein set forth, each of the Selling Shareholders, severally and not jointly, agrees to sell to the several Underwriters the respective number of Firm ADSs set forth in the column titled “ Number of Firm ADSs to be Sold” opposite their names on Schedule D in an aggregate amount of [•] Firm ADSs. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Shareholders the respective number of Firm ADSs set forth opposite their names on Schedule A. The purchase price per Firm ADS to be paid by the several Underwriters to the Selling Shareholders shall be $[•] per ADS.

(b) The First Closing Date. Delivery of certificates for the Firm ADSs to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP (or such other place as may be agreed to by the Selling Shareholders and the Representatives) at [9:00] a.m. New York City time, on February [•], 2021, or such other time and date not later than [1:30] p.m. New York City time, on February [•], 2021 as the Representatives shall designate by notice to the Selling Shareholders (the time and date of such closing are called the “First Closing Date”). The Selling Shareholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c) The Optional ADSs; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholders (except for Rainbow Project I Limited) hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to a total of [•] Optional ADSs from all of them in aggregate at the purchase price per share to be paid by the Underwriters for the Firm ADSs. The number of Optional ADSs to be sold by each of the Selling Shareholders (except for Rainbow Project I Limited) shall be determined by the several Underwriters at their sole and absolute discretion, provided that such number shall not exceed the maximum number of Optional ADSs to be sold set forth in Schedule D hereto opposite the name of such Selling Shareholder. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to such Selling Shareholders, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional ADSs as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Optional ADSs will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm ADSs and such Optional ADSs). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” and shall be determined by the Representatives and shall not be earlier than two or later than five full business days after delivery of such notice of exercise. If any Optional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional ADSs to be purchased as the number of Firm ADSs set forth on Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm ADSs. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to such Selling Shareholders.

(d) Public Offering of the Offered ADSs. The Representatives hereby advise the Selling Shareholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered ADSs as soon after this Agreement has been executed and the Registration Statement has become effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Offered ADSs. Payment for the Offered ADSs shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Selling Shareholders. The Selling Shareholders have agreed that the Company will receive the purchase price for, the Firm ADSs and any Optional ADSs at the First Closing Date (and, if applicable, at each Option Closing Date) on behalf of each of the Selling Shareholders. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm ADSs and any Optional ADSs the Underwriters have agreed to purchase. The Company undertakes to make payment of the purchase price for the Firm ADSs and any Optional ADSs that each Selling Shareholder agrees to sell hereby at or as soon as possible after the First Closing Date (and, if applicable, at each Option Closing Date) but in any event not later than three (3) PRC Business Days after the Company receives the purchase price for the Firm ADSs and any Optional ADSs that each Selling Shareholder agrees to sell hereby by wire transfer of Federal or other immediately available funds to the account of each Selling Shareholder as specified by such Selling Shareholder to the Company, provided that the Company may deduct a pro rata portion (based upon the number of Ordinary Shares to be sold by the Selling Shareholders as set forth in Schedule D) of 50% of all fees and expenses of O’Melveny & Myers LLP in its capacity as the U.S. counsel for the Selling Shareholders (excluding Tasly International BioInv One Limited) from the applicable purchase price payable to the Selling Shareholders and pay such fees and expenses to O’Melveny & Myers LLP on their behalf. The term “PRC Business Day” shall refer to a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed.

(f) Delivery of the Offered ADSs. The Offered ADSs to be delivered to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or Option Closing Date, as the case may be. Such Offered ADSs shall be delivered by or on behalf of each Selling Shareholder to the Representatives through the facilities of The Depository Trust Company, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account of the Company as specified by the Company to the Representatives at or before the First Closing Date (and, if applicable, at each Option Closing Date) or at such other time and date as shall be designated in writing by the Representatives.

Section 3. Additional Covenants.

A. The Company further covenants and agrees with each Underwriter as follows:

(a) Delivery of Registration Statement, F-6 Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered ADSs is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered ADSs, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement or the F-6 Registration Statement as you may reasonably request.

(b) Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered ADSs is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement or the F-6 Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement or the F-6 Registration Statement without the Representatives’ prior written consent. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule; and the Company will file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus.

(c) Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered ADSs (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or the F-6 Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered ADSs at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement or the F-6 Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or the F-6 Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement or the F-6 Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the F-6 Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered ADSs for sale under (or obtain exemptions from the application of) the state securities or blue sky laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered ADSs. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered ADSs for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) [Reserved].

(j) [Reserved].

(k) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered ADSs as contemplated by this Agreement, the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered ADSs is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NASDAQ all reports and documents required to be filed under the Exchange Act.

(l) The Company will use its best efforts to maintain the listing of the ADSs on the NASDAQ.

(m) [Reserved].

(n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its own expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered ADSs. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered ADSs; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it became effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(o) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any ADSs, Ordinary Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any ADSs, Ordinary Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any ADSs, Ordinary Shares or Related Securities; (iv) in any other way transfer or dispose of any ADSs, Ordinary Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any ADSs, Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any ADSs, Ordinary Shares or Related Securities; (vii) submit or file any registration statement under the Securities Act in respect of any ADSs, Ordinary Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered ADSs); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Ordinary Shares; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby; (B) issue ADSs, Ordinary Shares or options to purchase ADSs or Ordinary Shares, or issue ADSs or Ordinary Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) issue and sale of, and/or file registration statements and/or effect transactions related to offer and resale of, any ADSs or Ordinary Shares issued or to be issued pursuant to the definitive subscription agreements (including the warrants thereof) the Company entered into in September 2020, as described under the section titled “Description of Share Capital” in the Time of Sale Prospectus and the Prospectus, (D) file registration statements related to the resale of the ADSs or Ordinary Shares by certain third parties pursuant to the call options substantially in the form of Exhibit 4 to Form Schedule 13D filed on September 14, 2020 by Hillhouse Capital Advisors, Ltd. relating to the Company; (E) file registration statements in connection with the resale of, any ADSs or Ordinary Shares by the directors and executive officers of the Company in private placements, if the aggregate offering amount is less than US$30,000,000 combined for all such private placements; and (F) make an announcement of an initial public offering of ADSs, Ordinary Shares or Related Securities on a recognized exchange outside of the United States. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire ADSs or Ordinary Shares or any securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, ADSs or Ordinary Shares.

(p) Future Reports to the Representatives. During the period of three years hereafter, the Company will furnish to the Representatives: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each Annual Report on Form 20-F, Report on Form 6-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its share capital; provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR.

(q) [Reserved].

(r) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Offered ADSs or any reference security with respect to the Offered ADSs, whether to facilitate the sale or resale of the Offered ADSs or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(s) Enforce Lock-up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its securityholders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of ADSs, Ordinary Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by [certain directors and shareholders] of the Company pursuant to Section [6(t)] hereof.

(t) [Reserved].

(u) Compliance with Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(v) Tax Indemnity. The Company will indemnify and hold harmless, to the fullest extent permitted by applicable law, the Underwriters against Transfer Taxes (including any interest and penalties) payable in connection with (i) the issuance of the Offered ADSs (or the ADRs evidencing the Offered ADSs) by the Depositary, and the delivery of the Offered ADSs (or the ADRs evidencing the Offered ADSs) to or for the account of the Underwriters, in each case in the manner contemplated by this Agreement and the Deposit Agreement; (ii) the initial sale and delivery by the Underwriters of the Offered ADSs (or the ADRs evidencing the Offered ADSs) to purchasers thereof in the manner contemplated by this Agreement; or (iii) the execution and delivery of this Agreement.

(w) Transfer Agent. The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of Cayman Islands of the Company, a registrar for the Shares.

(x) Amendments and Supplements to Permitted Section 5(d) Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(y) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Offered ADSs is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-up Period (as defined in Section 3(o)).

(z) Announcement Regarding Lock-ups. The Company agrees to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from and waive any of the restrictions imposed by any Lock-up Agreement, by issuing, through a major news service, a press release in form and substance satisfactory to the Representatives or, if consented to by the Representatives, in a registration statement that is publicly filed in connection with a secondary offering of the Company’s shares promptly following the Company’s receipt of any notification from the Representatives in which such intention is indicated, but in any case not later than the close of the third business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representatives, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and provided, further, that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement in the form set forth as Exhibit A-1 hereto..

(aa) Sales Taxes. If the performance by the Underwriters of any of their obligations under this Agreement shall represent for value-added taxes (“VAT”) purposes under any applicable law the making by the Underwriters of any supply of goods or services to the Company, or if any payment under this Agreement will otherwise result in a VAT liability (including but not limited to reimbursement of costs) (to the extent applicable), the Company shall pay to the Underwriters, in addition to any amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods and services provided that the Underwriters have issued the Company with an appropriate VAT invoice in respect of the supply to which the payment relates.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

B. Each of the Selling Shareholders, severally and not jointly, further covenants and agrees with the several Underwriters as follows:

(a) Agreement Not to Offer or Sell Additional Shares. During the Lock-up Period, each of the Selling Shareholders will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell or offer to sell any ADSs, Ordinary Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such Selling Shareholder; (ii) enter into any swap; (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any ADSs, Ordinary Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or (iv) publicly announce any intention to do any of the foregoing; provided, however, that if the Representatives grant any release or waiver of the foregoing restrictions in connection with a transfer of ADSs to any holder of ADSs or Ordinary Shares of the Company, any officer or director of the Company other than such Selling Shareholder, the Representatives shall promptly notify such Selling Shareholder of the impending release or waiver, and such Selling Shareholder may sell, transfer or otherwise dispose of, on the same terms and subject to the same conditions of such release or waiver, a pro rata portion (based upon the number of securities so released in relation to the number of securities of such other holder subject to similar restrictions as provided for under the Lock-Up Agreement) of its securities originally subject to the Lock-Up Agreement; provided further, that the foregoing restrictions shall be subject to certain exceptions provided by the Lock-Up Agreement in the form set forth as Exhibit A-1 hereto.

(b) Delivery of Tax Form. Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the First Closing Date and at each Option Closing Date (if applicable to certain Selling Shareholders), a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(c) Deposit of Ordinary Shares. Prior to the First Closing Date and each Option Closing Date (if applicable to certain Selling Shareholders), each Selling Shareholder agrees to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and will otherwise comply with the Deposit Agreement so that ADRs evidencing the Offered ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at the First Closing Date or the Option Closing Date (if applicable to certain Selling Shareholders).

(d) No Stabilization or Manipulation; Compliance with Regulation M. Each Selling Shareholder will not take, and will ensure that no affiliate of such Selling Shareholder will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Offered ADSs or any reference security with respect to the Offered ADSs, whether to facilitate the sale or resale of the Offered ADSs or otherwise, and each Selling Shareholder will, and shall cause each of their affiliates to, comply with all applicable provisions of Regulation M.

(e) Tax Indemnity. Each Selling Shareholder will indemnify and hold harmless, to the fullest extent permitted by applicable law, the Underwriters against Transfer Taxes (including any interest and penalties) payable in connection with (i) the issuance of the Offered ADSs (or the ADRs evidencing the Offered ADSs) by the Depositary, and the delivery of the Offered ADSs (or the ADRs evidencing the Offered ADSs) to or for the account of the Underwriters, in each case in the manner contemplated by this Agreement and the Deposit Agreement; (ii) the initial sale and delivery by the Underwriters of the Offered ADSs (or the ADRs evidencing the Offered ADSs) to purchasers thereof in the manner contemplated by this Agreement; or (iii) the execution and delivery of this Agreement.

(f) Sales Taxes. If the performance by the Underwriters of any of their obligations under this Agreement shall represent for value-added taxes (“VAT”) purposes under any applicable law the making by the Underwriters of any supply of goods or services to the Selling Shareholders, or if any payment under this Agreement will otherwise result in a VAT liability (including but not limited to reimbursement of costs) (to the extent applicable), the Selling Shareholders shall pay to the Underwriters, in addition to any amounts otherwise payable by the Selling Shareholders pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods and services provided that the Underwriters have issued the Selling Shareholders with an appropriate VAT invoice in respect of the supply to which the payment relates.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Selling Shareholders of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all fees and expenses of the registrar and transfer agent of the Ordinary Shares, (ii) all fees and expenses of the Depositary related to the Offered ADSs (including without limitation, the issuance fee and the expenses incurred by the Depositary in respect of the deposit of Ordinary Shares and issuance of the Offered ADSs), (iii) all fees and expenses of the Company’s counsel and independent public or certified public accountants and other advisors, and 50% of all fees and expenses of O’Melveny & Myers LLP in its capacity as the U.S. counsel for the Selling Shareholders, provided that the Selling Shareholders shall pay a pro rata portion (based upon the number of Ordinary Shares to be sold by the Selling Shareholders as set forth in Schedule D) of the remaining fees and expenses of O’Melveny & Myers LLP and shall pay all fees and expenses of their respective local counsel in connection with the offer and sale of the Offered ADSs, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the F-6 Registration Statement, the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Selling Shareholders or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered ADSs for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, and (vi) the costs and expenses of the Company relating to investor presentations on any “road show”, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Offered ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show.

Notwithstanding the foregoing, the Underwriters agree, on a pro rata basis, to reimburse the Company for certain expenses in such an aggregate amount as separately furnished in writing to the Company and the Representatives. Such reimbursement shall be paid on the First Closing Date to the Company by the Representatives on behalf of the Underwriters. Each of the Underwriters agrees to be responsible for that portion of the reimbursement amount that is proportional to the amount of commissions paid to or received by each of the Underwriters out of the aggregate commissions paid to or received by the Underwriters in connection with this offering. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand. The Selling Shareholders shall pay the underwriting discounts and commissions with respect to any ADSs sold by them pursuant to this Agreement.

Section 5. Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered ADSs as provided herein on the First Closing Date and, with respect to the Optional ADSs, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and Selling Shareholders set forth in Section 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional ADSs, as of each Option Closing Date as though then made, to the timely performance by the Company and Selling Shareholders of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers Zhong Tian LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement or the F-6 Registration Statement or any post-effective amendment to the F-6 Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional ADSs purchased after the First Closing Date, each Option Closing Date, in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

(d) Opinion of U.S. Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated as of such date, in the form attached hereto as Exhibit B-1 and to such further effect as the Representatives shall reasonably request.

(e) Opinion of Special Hong Kong Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special Hong Kong counsel for the Company, dated as of such date, in the form attached hereto as Exhibit B-2 and to such further effect as the Representatives shall reasonably request.

(f) Opinion of Cayman Islands Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, dated as of such date, in the form attached hereto as Exhibit B-3 and to such further effect as the Representatives shall reasonably request.

(g) Opinion of PRC Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of JunHe LLP, PRC counsel for the Company, dated as of such date, in the form attached hereto as Exhibit B-4 and to such further effect as the Representatives shall reasonably request.

(h) Opinions of Intellectual Property Counsels for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of each of Sheppard, Mullin, Richter & Hampton LLP, Venture Partner, LLC and Hui Ye Law Firm, counsels for the Company with respect to intellectual property, dated as of such date, in the form attached hereto as Exhibit B-5, Exhibit B-6 and Exhibit B-7, respectively, and to such further effect as the Representatives shall reasonably request.

(i) Opinion of General Counsel of the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of the general counsel of the Company with respect to intellectual property, dated as of such date, in the form attached hereto as Exhibit B-8 and to such further effect as the Representatives shall reasonably request.

(j) [Reserved].

(k) Opinion of U.S. Counsel for the Company’s U.S. Subsidiary. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Liu, Chen & Hoffman LLP, U.S. counsel for the Company’s U.S. subsidiary, dated as of such date, in the form attached hereto as Exhibit C and to such further effect as the Representatives shall reasonably request.

(l) Opinion of Counsel for the Depositary. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Patterson Belknap Webb & Tyler, counsel for the Depositary, dated as of such date, in the form attached hereto as Exhibit D and to such further effect as the Representatives shall reasonably request.

(m) Opinion of U.S. Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters in connection with the offer and sale of the Offered ADSs, in form and substance satisfactory to the Underwriters, dated as of such date.

(n) Opinion of PRC Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of King & Wood Mallesons, PRC counsel for the Underwriters in connection with the offer and sale of the Offered ADSs, in form and substance satisfactory to the Underwriters, dated as of such date.

(o) Opinion of U.S. Counsel for the Selling Shareholders. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of O’Melveny & Myers LLP, U.S. counsel for the relevant Selling Shareholders in connection with the offer and sale of the Offered ADSs, in form and substance satisfactory to the Underwriters, dated as of such date.

(p) Opinion of Local Counsel for the Selling Shareholders. On each of the First Closing Date and each Option Closing Date (if applicable to certain Selling Shareholder), the Representatives shall have received the opinion of the local counsel in British Virgin Islands, the Cayman Islands, Korea, the PRC, Hong Kong or the Grand Duchy of Luxembourg, as the case may be, for the relevant Selling Shareholders in connection with the offer and sale of the Offered ADSs, in form and substance satisfactory to the Underwriters, dated as of such date.

(q) Officers’ Certificate of the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(r) Officers’ Certificates of the Selling Shareholders. On each of the First Closing Date and each Option Closing Date (if applicable to certain Selling Shareholder), the Representatives shall have received a certificate executed by the authorised signatory of the relevant Selling Shareholders, dated as of such date, to the effect that:

(i) the representations, warranties and covenants of such Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(ii) such Selling Shareholder has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(s) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received from PricewaterhouseCoopers Zhong Tian LLP , independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(t) Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A-1 hereto from each of the individuals and entities listed on Exhibit A-2, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date (if applicable to certain Selling Shareholders).

(u) Power of Attorney and Custody Agreement. On or prior to the date hereof, each Selling Shareholder shall have delivered to the Representatives a Power of Attorney, if applicable, and a Custody Agreement, each of which duly executed and in form and substance satisfactory to the Representatives.

(v) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(w) Approval of Listing. At the First Closing Date, the Offered ADSs shall have been duly listed on the NASDAQ.

(x) Deposit Agreement; Depositary Letter. The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, the Depositary Letter, instructing the Depositary not to accept the deposit by any shareholder (other than persons that are subject to the lock-up restrictions in this Agreement) of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new ADRs evidencing the ADSs to any shareholder or any third party, unless consented to by the Company. The Deposit Agreement shall be in full force and effect. The Depositary shall have delivered to the Company certificates satisfactory to the Underwriters evidencing the deposit with the Depositary or its nominee of the Shares being so deposited against issuance of ADRs evidencing the Offered ADSs to be delivered on the First Closing Date or the applicable Option Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered ADSs pursuant to the Deposit Agreement.

(y) CFO Certificate. On the date of this Agreement and on the First Closing Date or the applicable Option Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(z) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company and Selling Shareholders in connection with the issuance and sale of the Offered ADSs as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time on or prior to the First Closing Date and, with respect to the Optional ADSs, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Offered ADSs on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Selling Shareholders, severally not jointly, agree to reimburse the Representatives and the other Underwriters severally for a pro rata portion (based upon the number of Ordinary Shares to be sold by the Selling Shareholders as set forth in Schedule D) of all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered ADSs, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless (to the fullest extent permitted by applicable law) each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such indemnified party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered ADSs have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the F-6 Registration Statement, or any amendment to the Registration Statement or F-6 Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or F-6 Registration Statement or necessary to make the statements in the Registration Statement or F-6 Registration Statement not misleading; or (B) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (C) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered ADSs or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (A) or (B) above, or (ii) the violation of any laws or regulations of foreign jurisdictions where Offered ADSs have been offered or sold; and to reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling, compromising or paying for any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, the F-6 Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(c) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Underwriter by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless (to the fullest extent permitted by applicable law) each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such indemnified party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered ADSs have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Shareholders), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises to the extent and manner set forth in Section 9(a) above; provided that shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with such Selling Shareholder Information in any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto); provided, further, that the liability under this subsection of the Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder hereunder. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Selling Shareholders may otherwise have.

(c) Indemnification of the Company, its Directors, Officers and Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and the F-6 Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and each Selling Shareholder, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person or the Selling Shareholders may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the F-6 Registration Statement, or any amendment to the Registration Statement or F-6 Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or F-6 Registration Statement or necessary to make the statements in the Registration Statement or F-6 Registration Statement not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, any Section 5(d) Written Communication, any Marketing Materials, or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the F-6 Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus, such Section 5(d) Written Communication, such Marketing Materials, or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person or Selling Shareholders for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person or Selling Shareholders in connection with investigating, defending, settling, compromising or paying for any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, the F-6 Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are the following information in the Preliminary Prospectus and the Prospectus: the names and addresses of the Representatives appearing in the first paragraph [and the concession figure appearing in the fourth paragraph] under the caption “Underwriting.” The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to promptly notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than under the preceding paragraphs of this Section 9. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) and 9(b) above) or by the Company and Selling Shareholders (in the case of counsel for the indemnified parties referred to in Section 9(c) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered ADSs pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate public offering price of the Offered ADSs as set forth on such cover. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered ADSs underwritten by it and distributed to the public and (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the total proceeds from the offering of the Offered ADSs pursuant to this Agreement (before deducting any expenses) received by the Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. The Selling Shareholders’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to the proceeds from the offering of the Offered ADSs pursuant to this Agreement (before deducting any expenses) received by the Selling Shareholders, respectively. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement or the F-6 Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, and each Selling Shareholder shall have the same rights to contribution as the Company.

Section 11. Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered ADSs that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered ADSs to be purchased on such date, the Representatives may make arrangements satisfactory to the Selling Shareholders for the purchase of such Offered ADSs by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm ADSs set forth opposite their respective names on Schedule A hereto bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered ADSs and the aggregate number of Offered ADSs with respect to which such default occurs exceeds 10% of the aggregate number of Offered ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Selling Shareholders for the purchase of such Offered ADSs are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Selling Shareholders shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. Prior to the purchase of the Firm ADSs by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Shareholders if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ, or trading in securities generally on either the NASDAQ or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, London, the PRC, Hong Kong or the Cayman Islands authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Offered ADSs in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives, there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, pandemic or epidemic, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company and the Selling Shareholders; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13. No Advisory or Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that (a) the purchase and sale of the Offered ADSs pursuant to this Agreement, including the determination of the public offering price of the Offered ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Selling Shareholders, of the Company, or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholders, the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered ADSs sold hereunder and any termination of this Agreement.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	BofA Securities, Inc. One Bryant Park New York, New York 10036 Facsimile: (646) 855-3073 Attention: Syndicate Department c/o to ECM Legal (facsimile: (212) 230-8730)

Piper Sandler & Co. 800 Nicollet Mall Minneapolis, MN 55402 Attention: Piper Legal Email: LegalCapMarkets@psc.com

Cantor Fitzgerald & Co. 499 Park Ave., 6th Floor New York, New York 10022 Telephone: (212) 938-5000 Facsimile: (212) 829-4708 Attention: General Counsel

with a copy to:	Davis Polk & Wardwell LLP 18/F, The Hong Kong Club Building 3A Chater Road, Central Hong Kong

If to the Company:	I-Mab Suite 802, West Tower, OmniVision 88 Shangke Road Pudong District Shanghai, 201210, People’s Republic of China Facsimile: (86) 21-60578000 Attention: Jielun Zhu

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP 42/F Edinburgh Tower, The Landmark 15 Queen’s Road Central, Central Hong Kong Facsimile: (852) 3910-4863 Attention: Z. Julie Gao

Skadden, Arps, Slate, Meagher & Flom LLP c/o JingAn Kerry Center, Tower II, 46/F 1539 Nanjing West Road Shanghai, the People’s Republic of China Facsimile: (86) 21 6193-8377 Attention: Haiping Li

If to Tasly International BioInv One Limited

[•]

If to the Selling Shareholders (excluding Tasly International BioInv One Limited):

Jacky Xu c/o Rainbow Project I Limited Room 4003, 40/F, Two Exchange Square 8 Connaught Place, Central Hong Kong, PRC Telephone: +852 2530 0897 Facsimile: +852 2267 0669 Attention: Jacky Xu; Bryan Li

with a copy to:	O’Melveny & Myers LLP Yin Tai Centre, Office Tower 37th Floor No. 2 Jianguomenwai Avenue Chaoyang District, Beijing 100022 People’s Republic of China Attention: Ke Geng

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered ADSs as such from any of the Underwriters merely by reason of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19. Governing Law Provisions; Currency Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York, in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above in Section 15 shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company and the Selling Shareholders has irrevocably appointed Cogency Global Inc., which currently maintains a New York City office at 10 E. 40th Street, 10th Floor, New York, NY 10016, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, United States of America.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company and any Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by any Underwriter of any sum adjudged to be so due in such other currency, on which such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter in United States dollars hereunder, the Company and such Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholders an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

All payments made by the Company and the Selling Shareholders under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature unless the Company or such Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or such Selling Shareholder, as the case may be, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter, of the amounts that would otherwise have been receivable in respect thereof, provided that no additional amounts will be payable to an Underwriter with respect to taxes that would not have been imposed but for the Underwriter being organized under the laws of, or a tax resident in, the Cayman Islands or the PRC.

Section 20. Waiver of Jury Trial. Each of the Company and the Selling Shareholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by a jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or otherwise modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Selling Shareholders the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

I-Mab

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

JACKY XU

Acting as the representative and attorney-in-fact of the Selling Shareholders (excluding Tasly International BioInv One Limited)

By:

[Signature Page to Underwriting Agreement]

Tasly International BioInv One Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BOFA SECURITIES, INC.

PIPER SANDER & CO.

CANTOR FITZGERALD & CO.

Acting individually and as Representatives

of the several Underwriters named in

the attached Schedule A.

BOFA SECURITIES, INC.

By:
Name:
Title:

PIPER SANDER & CO.

By:
Name:
Title:

CANTOR FITZGERALD & CO.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Schedule A

Underwriters	Number of Firm ADSs to be Purchased
BofA Securities, Inc.	[•]
Piper Sandler & Co.	[•]
Cantor Fitzgerald & Co.	[•]
Needham & Company, LLC	[•]
CMB International Capital Limited	[•]
China Renaissance Securities (Hong Kong) Limited	[•]

Total	[•]

Schedule B

Free Writing Prospectuses Included in the Time of Sale Prospectus

[•]

Schedule C

Permitted Section 5(d) Communications

All written communications presented to potential investors in reliance on Section 5(d) of the U.S. Securities Act of 1933, as amended, and submitted to the U.S. Securities and Exchange Commission.

Schedule D

List of Selling Shareholders

Selling Shareholder	Number of Ordinary Shares to be Sold	Number of Firm ADSs to be Sold	Maximum Number of Optional Ordinary Shares to be Sold	Maximum Number of Optional ADSs to be Sold
Rainbow Project I Limited	[•]	[•]	[•]	[•]
Tibet Longmaide Equity Investment Center (Limited Partnership) (西藏龙脉得股权投资中心（有限合伙）)	[•]	[•]	[•]	[•]
International SIF SICAV SA(1)	[•]	[•]	[•]	[•]
Genexine, Inc.	[•]	[•]	[•]	[•]
Fortune Eight Jogging Limited	[•]	[•]	[•]	[•]
Partners Secondary Venture Fund No.7	[•]	[•]	[•]	[•]
The Fourth Partners Growth Investment Fund	[•]	[•]	[•]	[•]
Mab Health Limited	[•]	[•]	[•]	[•]
Casiority H Limited	[•]	[•]	[•]	[•]
Simcere Pharmaceutical Co., Ltd. (先声药业有限公司）	[•]	[•]	[•]	[•]
WuXi Biologics HealthCare Venture	[•]	[•]	[•]	[•]
NH Investment & Securities Co., Ltd.	[•]	[•]	[•]	[•]
Samsung Securities Co., Ltd.	[•]	[•]	[•]	[•]
Tasly International BioInv One Limited	[•]	[•]	[•]	[•]
Total	[•]	[•]	[•]	[•]

(1)

International SIF SICAV SA, a Luxembourg investment fund established as a société d’investissement à capital variable—fonds d’investissement spécialisé incorporated under the laws of the Grand Duchy of Luxembourg as a société anonyme with its registered office at 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B193274 represented by Inter fund Management S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg as a société anonyme with its registered office at 2, rue Jean Bertholet, L-1233 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B66188

Exhibit A-1

Form of Lock-up Agreement

[Date]

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Piper Sandler & Co.

800 Nicollet Mall, Suite 900

Minneapolis, MN 55402

Cantor Fitzgerald & Co.

499 Park Ave., 6th Floor

New York, New York 10022

As Representatives of the several Underwriters

RE:	I-Mab (the “Company”)

Ladies & Gentlemen:

The undersigned is a record or beneficial owner of American Depositary Shares (“ADSs”), each ten (10) ADSs representing twenty-three (23) ordinary shares, par value US$0.0001 per share (“Ordinary Shares”), Ordinary Shares or securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares of the Company. The selling shareholders named in the Underwriting Agreement (as defined below) (the “Selling Shareholders”) propose to conduct a public offering of ADSs (the “Offering”) for which BofA Securities, Inc., Piper Sandler & Co. and Cantor Fitzgerald & Co. will act as the representatives (the “Representatives”) of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company, the Selling Shareholders and the undersigned. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company and the Selling Shareholders with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of the Representatives, which may withhold their consent in their sole discretion:

•

Sell or Offer to Sell any ADSs, Ordinary Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

A-1-1

•	enter into any Swap,

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any ADSs, Ordinary Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

provided that if the Representatives grant any release or waiver of the foregoing restrictions in connection with a transfer of ADSs to any holder of ADSs or Ordinary Shares of the Company, any officer or director of the Company other than the undersigned, the Representatives shall promptly notify the undersigned of the impending release or waiver, and the undersigned may sell, transfer or otherwise dispose of, on the same terms and subject to the same conditions of such release or waiver, a pro rata portion (based upon the number of securities so released in relation to the number of securities of such other holder subject to similar restrictions as provided for under this letter) of its securities originally subject to this letter.

The foregoing will not apply to the registration of the offer and sale of the Offered ADSs, and the sale of the Offered ADSs to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to (A) transfers of ADSs, Ordinary Shares or Related Securities as a bona fide gift or gifts or through will or intestacy, (B) for individual shareholders, transfers of ADSs, Ordinary Shares or Related Securities for bona fide estate planning purposes to a Family Member or trust or entity beneficially owned and controlled by the undersigned, and, for institutional shareholders, transfers or distributions of ADSs, Ordinary Shares or Related Securities to partners, affiliates, subsidiaries, members or shareholders of the undersigned; (C) if the undersigned is a partnership, limited liability company or corporation, the transfer of ADSs, Ordinary Shares or Related Securities to limited partners, or shareholders or “Affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) of the undersigned or any investment fund or other entity controlled or managed by the Affiliates of the undersigned, provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein; (D) the transfer of ADSs, Ordinary Shares or Related Securities acquired in open market transactions after the completion of the Offering; (E) the transfer of ADSs, Ordinary Shares or Related Securities pursuant to a bona fide merger, consolidation or similar transaction occurring after the Offering and approved by the Company’s board of directors made to all holders of ADSs and/or Ordinary Shares involving a Change of Control (as defined below) of the Company, provided that if such transaction is not completed, such ADSs and/or Ordinary Shares shall remain subject to the foregoing restrictions; (F) in the case that the undersigned is an officer or executive director of the Company, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the undersigned’s ADSs, Ordinary Shares or Related Securities and the transfer of ADSs, Ordinary Shares or Related Securities under such plan; (G) the transfers pursuant to an order of a court or regulatory agency; (H) the transfers of ADSs, Ordinary Shares or Related Securities pursuant to agreements entered into prior to the date of this letter agreement; (I) in the case that the undersigned is an officer or executive director of the Company, a private sale by the undersigned of the ADSs and/or Ordinary Shares; and (J) [the pledge of, or grant of any security interest in, including but not limited to any transfer (as required by the pledgee or the creditor in relation to such pledge or granting of the security interest) of, no more than 3,224,777 ADSs (or equivalent amount of Ordinary Shares) by CBC Investment I-Mab Limited, 1,030,237 ADSs (or equivalent amount of Ordinary Shares) by C-Bridge II Investment Ten Limited, or 373,557 ADSs (or equivalent amount of Ordinary Shares) by C-Bridge II Investment Thirteen Limited, respectively]1; provided, however, it shall be a condition to such transfer that:

•

in such cases under (A), (B) and (C) only, each transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee is receiving and holding such ADSs, Ordinary Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such ADSs, Ordinary Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto),

[1]	Only in the case that the undersigned is Wei Fu.

A-1-2

•	in such cases under (F) and (I) only, the aggregate value of the ADSs, Ordinary Shares and Related Securities transferred in reliance on (F) and (I) shall not exceed US$30,000,000, and

•

prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of ADSs, Ordinary Shares or Related Securities in connection with such transfer.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed ADSs the undersigned may purchase or otherwise receive in the Offering (including pursuant to a directed share program).

In addition, if the undersigned is an officer or executive director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

A-1-3

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of ADSs, Ordinary Shares and/or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any ADSs, Ordinary Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the ADSs. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Shareholders named therein and the Underwriters.

The undersigned and the Representatives understand that, if (i) the Underwriting Agreement does not become effective by [February 28], 2021, (ii) the Company files an application to withdraw, and the SEC consents to the withdrawal of, the Registration Statement, or (iii) subsequent to execution of the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement and this letter agreement shall terminate and be of no further force or effect. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

A-1-4

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing, if signing as custodian, trustee, or on behalf of an entity)

Printed Address of Holder

A-1-5

Annex A

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

•

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•

“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•

“Related Securities” shall mean any options or warrants or other rights to acquire ADSs or Ordinary Shares or any securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, ADSs or Ordinary Shares.

•	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or otherwise dispose of,

in each case whether effected directly or indirectly.

A-1-6

•

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of ADSs, Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this Lock-up Agreement.

A-1-7

EXHIBIT A-2

Persons Signing Lock-up Agreement

Directors:

Jingwu Zhang Zang

Joan Huaqiong Shen

Zheru Zhang

Jielun Zhu

Wei Fu

Selling Shareholders:

The Selling Shareholders listed in Schedule D hereto, except for those Selling Shareholders who will sell all or substantially all of its outstanding shares in connection with the transactions contemplated hereby. For the avoidance of doubt, a Selling Shareholder will be deemed to sell substantially all of its outstanding shares in connection with the transactions contemplated hereby if after the completion of such transactions, the remaining outstanding shares owned by such Selling Shareholder as of the completion of such transactions will not be sufficient to be converted into one ADS.

A-2-1

EXHIBIT B-1

Form of U.S. Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

B-1-1

EXHIBIT B-2

Form of Hong Kong Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

B-2-1

EXHIBIT B-3

Form of Cayman Islands Opinion of Conyers Dill & Pearman

B-3-1

EXHIBIT B-4

Form of PRC Opinion of JunHe LLP

B-4-1

EXHIBIT B-5

Form of Intellectual Property Opinion of Sheppard, Mullin, Richter & Hampton LLP

B-5-1

EXHIBIT B-6

Form of Intellectual Property Opinion of Venture Partner, LLC

B-6-1

EXHIBIT B-7

Form of Intellectual Property Opinion of Hui Ye Law Firm

B-7-1

EXHIBIT B-8

Form of Opinion of General Counsel

B-8-1

EXHIBIT C

Form of U.S. Subsidiary Opinion of Liu, Chen & Hoffman LLP

C-1

Exhibit D

Form of Opinion of Patterson Belknap Webb & Tyler

D-1